UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2010

KORE NUTRITION INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-153243
(Commission File Number)

N/A
(IRS Employer Identification No.)

2505 Anthem Village, Suite E-460, Henderson, NV 89052
(Address of principal executive offices and Zip Code)

702.505.9797
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principle Officers

Effective April 30, 2010, Deanna Embury resigned from all officer positions and as a director of our company and we appointed Jeffrey Todd as chief executive officer of our company.

Jeffrey Todd, 44

Mr. Todd was appointed director of our company effective March 31, 2010 in connection with the closing of the share exchange agreement with Go All In, Inc.  He has been the managing partner and president of SourcePro Corporation, a consulting firm that specializes in executive search and placement of professionals in the manufacturing industries, since January, 2000.  Mr. Todd obtained a bachelors degree from the University of Redlands in June, 1998.

Family Relationships

There are no family relationships between or among our directors, executive officers or persons nominated or chosen by our company to become directors or executive officers.

Certain Related Transactions and Relationships

We have not been party to any transaction with Jeffrey Todd since the beginning of our last fiscal year, or any currently proposed transaction with Mr. Todd in which we were or will be a participant and where the amount involved exceeds $120,000, and in which Mr. Todd had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORE NUTRITION INCORPORATED

/s/ Jeffrey Todd
Jeffrey Todd
Chief Executive Officer and Director

Date: May 5, 2010